UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2013

Exide Technologies

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11263	23-0552730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Building 200,

Milton, Georgia 30004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Organization & Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Exide Technologies (the “Company”) approved amendments to the Company’s 2012 AIP to include revised performance measures (as amended, the “Amended AIP”) and approved fiscal 2014 short-term cash incentive plan awards pursuant to the Amended AIP for certain employees and named executive officers other than the chief executive officer. The Board of Directors also approved the fiscal 2014 AIP award under the Amended AIP for the chief executive officer on March 27, 2013.

Performance Measures

•

Corporate Consolidated Operating Income (“CCOI”), defined as net sales of the Company reduced by cost of sales, further reduced by the sum of all selling, administrative and research, development and engineering expenses, excluding foreign currency impact and before restructuring and impairment charges.

•

Corporate Working Capital (“CWC”), defined as a twelve point average of trade receivables plus a twelve point average of inventories minus a twelve point average of accounts payable (with each twelve point average based on the month end balance of each of the three components for each of months April 2013 through March 2014). To eliminate the impacts of foreign currency translations, each of the twelve month end balances of working capital will be adjusted to planned currency exchange rates.

•	Two Environmental, Health & Safety metrics: Global Total Recordable Incident Rate (“GTRIR”) and Global Blood Lead Levels (“GBLL”).

•

Regional Operating Income (“ROI”), defined as net sales of a specified region reduced by cost of sales, further reduced by the sum of all selling, administrative and research, development and engineering expenses, excluding foreign currency impact and before restructuring and impairment charges.

•

Regional Working Capital (“RWC”), defined as a twelve point average of regional trade receivables plus a twelve point average of regional inventories minus a twelve point average of regional accounts payable (with twelve point regional average based on month end balances of each of the three working capital components for each of the months April 2013 through March 2014). The Americas and Asia Pacific regions will be measured in US dollars while the European region will be measured in Euros.

•	Regional Total Recordable Incident Rate (“RTRIR”) and Blood Lead Levels (“RBLL”).

Named Executive Officer target payouts as a percentage of annual base salary are as follows: James R. Bolch (125%), Phillip A. Damaska (60%), Barbara A. Hatcher (50%), Paul Hirt (60%), Michael Ostermann (60%).

Performance will be measured against pre-established targets as outlined in the table below.

	Corporate NEO Weighting	Regional NEO Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
CCOI	60%	20%	80% achievement	100% achievement	135% achievement
CWC	30%	-	Approximately 1% above target	100% achievement	Approximately 5% reduction from target
GTRIR	5%	-	10% YOY reduction	20% YOY reduction	30% YOY reduction
GBLL	5%	-	5% YOY reduction	10% YOY reduction	15% YOY reduction
ROI	-	40%	80% achievement	100% achievement	135% achievement
RWC	-	30%	Approximately 1% above target	100% achievement	Approximately 5% reduction from target
RTRIR	-	5%	10% YOY reduction	20% YOY reduction	30% YOY reduction
RBLL	-	5%	5% YOY reduction	10% YOY reduction	15% YOY reduction

No employee or named executive officer may receive any fiscal 2014 AIP award if an overall plan trigger of 50% of the “CCOI” target is not achieved. All 2014 AIP awards under the Amended AIP are capped at payout of 200% of target award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

By:	/s/ Phillip A. Damaska
Name:	Phillip A. Damaska
Title:	Executive Vice President & Chief Financial Officer

Date: April 1, 2013

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